    BANKER STEEL HOLDCO, L.L.C.  AND SUBSIDIARIES    (A SUBSIDIARY OF BRIDGE FABRICATION BANKER  HOLDINGS L.L.C.)    CONSOLIDATED FINANCIAL STATEMENTS     As of and for the Years Ended December 31, 2019 and 2020 And Report of Independent Auditor

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  TABLE OF CONTENTS      REPORT OF INDEPENDENT AUDITOR ................................................................................................. 1-2 FINANCIAL STATEMENTS  Consolidated Balance Sheets ........................................................................................................................... 3-4 Consolidated Statements of Operations .............................................................................................................. 5 Consolidated Statements of Changes in Members’ Equity ................................................................................. 6 Consolidated Statements of Cash Flows ............................................................................................................. 7 Notes to the Consolidated Financial Statements ............................................................................................ 8-24

cbh.com  Report of Independent Auditor  To the Members Banker Steel Holdco, L.L.C. Lynchburg, Virginia Report on the Financial Statements  We have audited the accompanying consolidated financial statements of Banker Steel Holdco, L.L.C. and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2019 and 2020, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Financial Statements  Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditor’s Responsibility  Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Banker Steel Holdco, L.L.C. and subsidiaries as of December 31, 2019 and 2020, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

2 Subsequent Event    As discussed in Note 22 to the financial statements, on May 27, 2021, the Company and its members sold the company and the related membership interest to DBM Global, Inc., a subsidiary of HC2 Holdings, Inc., an SEC issuer. The entire Company and its subsidiaries were sold in this transaction. Our opinion is not modified with respect to that matter. Richmond, Virginia July 29, 2021

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  CONSOLIDATED BALANCE SHEETS    DECEMBER 31, 2019 AND 2020 (IN THOUSANDS)      The accompanying notes to the consolidated financial statements are an integral part of these statements. 3 2019 2020 ASSETS Current Assets: Cash 936$ 1,799$ Contracts receivable, net 61,511 92,197 Retainages receivable 31,938 41,122 Costs and estimated earnings in excess of billings on uncompleted contracts 9,151 15,806 Materials inventory 7,966 8,049 Contract value, net of accumulated amortization 980 277 Other current assets 1,266 1,209 Total Current Assets 113,748 160,459 Property, Plant, and Equipment: Buildings and improvements 2,354 2,588 Machinery and equipment 34,336 41,505 Office furniture and equipment 704 889 37,394 44,982 Less accumulated depreciation 8,235 12,121 Total Property, Plant, and Equipment 29,159 32,861 Other Assets: Other 465 601 Goodwill 17,069 15,323 Tradename, net of accumulated amortization 700 525 Trademark, net of accumulated amortization 338 225 Total Other Assets 18,572 16,674 Total Assets 161,479$ 209,994$

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  CONSOLIDATED BALANCE SHEETS (CONTINUED)    DECEMBER 31, 2019 AND 2020 (IN THOUSANDS)      The accompanying notes to the consolidated financial statements are an integral part of these statements. 4 2019 2020 LIABILITIES AND MEMBERS' EQUITY Current Liabilities: Accounts payable 40,160$ 48,957$ Accrued expenses and other liabilities 8,903 14,466 Retainages payable 5,033 6,976 Revolving credit line, current 5,547 - Due to member 500 - Current Maturities: Notes payable 3,993 4,267 Billings in excess of costs and estimated earnings on uncompleted contracts 14,996 55,986 Total Current Liabilities 79,132 130,652 Long-Term Liabilities: Notes payable 11,774 14,227 Revolving credit line 18,892 - Subordinated notes payable, related party 6,267 6,267 Deferred gain (Note 12) 8,746 8,187 Total Long-Term Liabilities 45,679 28,681 Total Liabilities 124,811 159,333 Commitments and contingencies (Note 18) Members' equity 36,668 50,661 Total Liabilities and Members’ Equity 161,479$ 209,994$

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  CONSOLIDATED STATEMENTS OF OPERATIONS    YEARS ENDED DECEMBER 31, 2019 AND 2020 (IN THOUSANDS)      The accompanying notes to the consolidated financial statements are an integral part of these statements. 5 2019 2020 Contract revenue 361,762$ 397,194$ Cost of revenue 310,304 338,627 Gross Profit 51,458 58,567 General and administrative expenses 24,396 28,718 Income from Operations 27,062 29,849 Other Income (Expense): Other expense (5,293) (5,444) Interest expense (2,487) (3,044) Total Other Expense (7,780) (8,488) Net Income 19,282$ 21,361$

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY    YEARS ENDED DECEMBER 31, 2019 AND 2020 (IN THOUSANDS)      The accompanying notes to the consolidated financial statements are an integral part of these statements. 6 2019 2020 Balance, beginning of year 24,351$ 36,668$ Net income 19,282 21,361 Member distributions (6,965) (7,368) Balance, end of year 36,668$ 50,661$

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  CONSOLIDATED STATEMENTS OF CASH FLOWS    YEARS ENDED DECEMBER 31, 2019 AND 2020 (IN THOUSANDS)      The accompanying notes to the consolidated financial statements are an integral part of these statements. 7 2019 2020 Cash flows from operating activities: Net income 19,282$ 21,361$ Adjustments to reconcile net income to net cash (used in) provided by operating activities: Depreciation 2,633 3,987 Loss on sale of asset 1,149 44 Amortization of contract value 808 555 Accretion of contract loss recognized through measurement period adjustment - (5,194) Amortization of intangible assets 112 288 Accretion of deferred gain on lease back (480) (480) (Increase) decrease in operating assets: Contracts receivable (21,312) (30,686) Retainages receivable (5,705) (9,184) Costs and estimated earnings in excess of billings on uncompleted contracts (4,058) (6,655) Materials inventory (1,292) (83) Other current assets (119) 57 Other assets (185) (136) Increase (decrease) in operating liabilities: Accounts payable 17,302 14,925 Accrued expenses and other liabilities 2,209 6,443 Retainages payable 2,710 1,943 Billings in excess of costs and estimated earnings on uncompleted contracts (23,753) 40,990 Net cash (used in) provided by operating activities (10,699) 38,174 Cash flows from investing activities: Business acquisition of IDS, LFS, and NYCCS (2,862) - Business acquisition of Derr & Isbell Construction, L.L.C. (75) - Purchase of property, plant, and equipment (5,956) (7,629) Net cash used in investing activities (8,893) (7,629) Cash flows from financing activities: Principal payments on term notes payable, bank (3,872) (12,375) Principal payments on subordinated notes payable, member - (500) Borrowings and repayments on revolving line of credit, net 13,106 (24,439) Proceeds from issuance of term notes payable, bank 4,186 15,000 Proceeds from note payable to member 500 - Member distributions (6,965) (7,368) Net cash provided by (used in) financing activities 6,955 (29,682) Net (decrease) increase in cash (12,637) 863 Cash, beginning of year 13,573 936 Cash, end of year 936$ 1,799$

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      8 Note 1—Nature of operations    Banker Steel Holdco, L.L.C. (the “Company”), a Delaware limited liability company, through its subsidiaries, is engaged in various commercial, industrial, and highway steel fabrication and erection projects throughout the United States. The Company was formed on November 13, 2019, at which time the members contributed 100% of their interests in Banker Steel Company, L.L.C. (“BSC”) to the Company, thereby resulting in the Company becoming the reporting entity. Note 2—Summary of significant accounting policies    Basis of Consolidation – The consolidated financial statements include the accounts of Banker Steel Holdco, L.L.C. and its wholly-owned subsidiaries, Banker Steel Company, L.L.C. and Derr & Isbell Construction, L.L.C. In these consolidated financial statements and related footnotes, Banker Steel Holdco, L.L.C.; Derr & Isbell Construction, L.L.C.; and Banker Steel Company, L.L.C.; including its subsidiaries Banker Steel South, L.L.C.; Banker Steel Co. NJ, L.L.C.; US Erectors L.L.C.; NYC Constructors, L.L.C.; Memco L.L.C.; NYCC Equipment, L.L.C.; Innovative Detailing Services Ltd.; Innovative Engineering Services, L.L.C.; Lynchburg Freight and Specialty, L.L.C.; and NYC Construction Services, Ltd.; are known collectively as the “Company.” All intercompany transactions have been eliminated. Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Significant items subject to such estimates include recognition of the amounts of revenue and earnings from construction contracts during the reporting period, the carrying amount of property, plant, and equipment; goodwill; carrying amount of accounts receivable; inventory; the determination of the fair value of certain assets and liabilities, including property, plant, and equipment; and intangible assets and the accounting for the sale-leaseback transaction and subsequent lease classification. Actual results could differ materially from these estimates. Revenue and Cost Recognition – On January 1, 2019, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, including the subsequent Accounting Standards Updates (“ASUs”) that amended and clarified the related guidance. The Company recognizes steel fabrication and erection revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer as a project is completed. The Company considers its fixed-fee and cost-plus contracts as a single deliverable (a single performance obligation), in accordance with the guidance. Such contracts with customers are for significant construction of buildings occurring over multiple months. The transaction price is allocated to the performance obligation and such revenue is recognized over time. The transaction price is recognized over time utilizing the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The Company believes, the percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services transferred to the customer. Substantially all of the Company’s revenue is generated from fabrication and erection where costs (material and labor costs) incurred are a reasonable gauge for progress in line with industry standards. The Company also maintains relationships with the customers including general contractors and only recognizes revenue when collectability is reasonably assured. Variable consideration-contract modifications, through change orders, are routine in the performance of the Company’s contracts to account for changes in the contract specifications or requirements. In most instances contract modifications are not distinct from existing contracts due to the significant integration of services provided in the contract and are accounted for as a modification to the existing contract and performance obligation. Either the Company or its customers initiate change orders, which may include changes in specifications, design, manner of performance, materials, and completion of the work.

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      9 Note 2—Summary of significant accounting policies (continued)    The Company estimates variable consideration for performance obligations at the most likely amount to which the Company expects to be entitled. Variable consideration includes contract change orders which depends on approval from the customer for an agreed-upon modification to the contract. The Company uses judgment to determine what the most likely amount to be recognized considering outstanding change orders that have been approved or are likely to be approved. From time to time the Company utilizes subcontractors to assist with construction activities. In these situations, gross subcontractor materials, labor, and equipment are included in revenue and cost of revenue, as management believes the Company is acting as a principal rather than as an agent (e.g., the Company integrates the materials, labor, and equipment into the deliverables promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials, labor, and/or equipment). The Company views revenue by construction project-end usage and disaggregated revenue into these categories. The recognition of revenue is related to earned revenue on existing projects and the table below is not indicative of the backlog of upcoming projects. Disaggregated revenue (in thousands) as of December 31: 2019 2020 Industrial -$ 43,852$ Commercial 205,353 262,012 Government 8,914 10,380 Healthcare 16,521 28,489 Leisure 855 13,648 Convention 51,623 5,380 Transportation 78,496 33,432 361,762$ 397,193$ Contract costs include all direct material and labor costs, indirect costs, and an allocable portion of selling, general, and administrative expenses. Changes to total estimated contract cost or losses, if any, are recognized in the period in which they are determined as assessed at the contract level. Under typical payment terms, amounts are billed as work progresses in accordance with agreed-upon contractual terms at periodic intervals (e.g., biweekly or monthly) and customer payments are typically due within 30 to 60 days of billing, depending on the contract. The nature of the Company’s contracts gives rise to several types of variable consideration, including claims and unpriced change orders; awards and incentive fees; and liquidated damages and penalties. The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur.   Contracts and Retainages Receivable, Contract Assets, and Contract Liabilities – Contracts for performing steel fabrication and erection are based on contracted prices. Generally, the terms of the contracts permit monthly billings for materials purchased for the contract and work completed on the contract. Progress billings are usually approved by the customer prior to submission and included in contract receivables. In addition, receivables include retentions or amounts held back until project completion and acceptance by the customer. The Company has determined there are no significant financing components in its contracts as of December 31, 2020.

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      10 Note 2—Summary of significant accounting policies (continued)    The Company records an allowance for doubtful accounts based on specifically identified amounts that management believes might be uncollectible. As of December 31, 2019 and 2020, there is an allowance of $229,000 and $-0-, respectively. Contract assets, which are classified as costs and estimated earnings in excess of billings on uncompleted contracts on the accompanying consolidated balance sheets, represent unbilled amounts where the right to payment is subject to more than merely the passage of time. The increase in contract assets was a result of normal business activity and not materially impacted by any other factors. Contract liabilities, which are classified as billings in excess of costs and estimated earnings on uncompleted contracts on the accompanying consolidated balance sheets, represent amounts billed to clients in excess of revenue recognized to date. The Company anticipates substantially all such amounts will be earned over the next 12 months. The increase in contract liabilities was a result of normal business activity and not materially impacted by any other factors. Shipping and Handling Costs – The Company recognizes shipping and handling costs of the fabricated steel and other products delivered to the job site in cost of revenue. Inventory – Inventory is stated at the lower of cost or net realizable value, cost being determined on the first-in, first-out (FIFO) method. Inventory consists primarily of raw materials not assigned to a specific contract. Materials purchased for specific contracts are charged at cost. The cost of materials charged to contracts is included in the calculation of costs and estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts. Property, Plant, and Equipment – The Company records property, plant, and equipment at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Major renewals and betterments are capitalized and also depreciated on the straight-line method. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are eliminated from the accounts, and any gain or loss is reflected in the determination of net income. Goodwill and Goodwill Impairment – Goodwill and intangible assets deemed to have indefinite lives are not amortized but rather are tested at least annually for impairment, or more often if events or changes in circumstances indicate that more likely than not the carrying amount of the asset may not be recoverable. Goodwill is tested for impairment at the reporting unit level. A reporting unit represents an operating segment or a component of an operating segment. Goodwill is tested for impairment by either performing a qualitative evaluation or a two-step quantitative test. The qualitative evaluation is an assessment of factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill. Management may elect not to perform the qualitative assessment for some or all reporting units and perform a two-step quantitative impairment test. Fair value is determined based on discounted cash flow analyses. The discounted estimates of future cash flows include significant management assumptions such as revenue growth rates, operating margins, weighted average cost of capital, and future economic and market conditions. If the carrying value of the reporting unit exceeds fair value, goodwill is considered impaired. The amount of the impairment is the difference between the carrying value of the goodwill and the “implied” fair value, which is calculated as if the reporting unit had just been acquired and accounted for as a business combination.

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      11 Note 2—Summary of significant accounting policies (continued)    The estimates of future cash flows involve considerable management judgment and are based upon assumptions about expected future operating performance, economic conditions, market conditions, and cost of capital. Inherent in estimating the future cash flows are uncertainties beyond the Company’s control, such as capital markets. The actual cash flows could differ materially from management’s estimates due to changes in business conditions, operating performance, and economic conditions. Trademark – The Company amortizes its trademark value on a straight-line basis for a period of four years as established by an independent valuation at the time of the acquisition of Memco, Inc. on June 4, 2018. Tradename and Contract Value – The Company amortizes its tradename on a straight-line basis for a period of four years and contract value on a straight-line basis for a period of 18 months, as established by an independent valuation at the time of acquisition Derr & Isbell Construction, L.L.C. on December 31, 2019. Impairment of Long-Lived Assets – Long-lived assets are reviewed for impairments whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to future net undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds their fair value. No impairment charges were considered necessary for the years ended December 31, 2019 or 2020. Income Taxes – No provision is made in the accounts of the Company for federal or state income taxes because such taxes are generally liabilities of the Company’s individual members. Fair Value Measurements – The Company follows FASB ASC Topic 820, Fair Value Measurements, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction value hierarchy which requires an entity to maximize the use of observable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value: Level 1 – Inputs to the valuation methodology are quoted prices available in active markets for identical investments as of the reporting date; Level 2 – Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value can be determined through the use of models or other valuation methodologies; and Level 3 – Inputs to the valuation methodology are unobservable inputs in situations where there is little or no market activity for the asset or liability and the reporting entity makes estimates and assumptions related to the pricing of the asset or liability including assumptions regarding risk. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Fair Value of Financial Instruments – The carrying amounts of cash, contracts receivable, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these instruments.

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      12 Note 2—Summary of significant accounting policies (continued)    The carrying amount of long-term debt approximates fair value at December 31, 2019 and 2020, since a substantial portion of long-term debt is a variable rate or at a rate consistent with market rates currently available to the Company. Derivative Financial Instruments – The Company from time to time enters into interest rate swap transactions to manage its exposures to movements in interest rates as well as hedging transactions to manage its exposure to steel prices. The Company does not use derivatives for trading or other speculative purposes. The risk management strategy of the Company does not meet the criteria for hedge accounting. Due to the immaterial nature of these swap and hedging transactions, the Company does not carry the value of these contracts on its consolidated financial statements. Recently Issued Accounting Pronouncements Adopted Accounting Standard – ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), was issued by FASB in May 2014. This ASU supersedes the revenue recognition requirements in Revenue Recognition (Topic 605). The Company adopted ASU No. 2014-09, including the subsequent amendments noted above, using the modified retrospective method. Prior periods were not restated and the cumulative effect of applying the new standard to all open contracts at January 1, 2019 was immaterial; therefore, no adjustment was made to 2019 beginning retained earnings. ASU No. 2014-09 also requires expanded revenue disclosures which are included above. Upcoming Accounting Standard – In February 2016, FASB issued ASU 2016-02, Leases (Topic 842), requiring lessees to recognize lease assets and liabilities on the balance sheet for all arrangements with terms longer than 12 months. This ASU is effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact and implementation strategy for the standard. Note 3—Acquisitions    NYC Construction Services Ltd. On April 15, 2019, Banker Steel Company, L.L.C., through its wholly-owned subsidiary, NYC Construction Services Ltd., acquired substantially all of the operating assets of DCM Building Solutions Inc. (“DCM”) for a total consideration of approximately $200,000. Located in Ontario, Canada, DCM provides construction drafting services to the steel erection industry. The Company’s acquisition of DCM expands its capabilities and allows it to further integrate vertically, which management believes will allow the Company to better service its customers. The purchase was accounted for using the acquisition method of accounting and the results of operations have been included in the consolidated financial statements from the date of acquisition. The acquisition was financed with available cash. The total consideration for the acquisition of DCM has been allocated, in accordance with U.S. GAAP, among the acquired assets and assumed liabilities based upon fair values determined in accordance with U.S. GAAP and based upon a combination of independent appraisals and management’s estimates of those values. Acquisition costs related to this acquisition were recorded in general and administrative expenses but were not material for this transaction. Goodwill is the excess of the acquisition price over the identified assets at fair value and includes the knowledge and experience of the workforce, synergies, and efficiencies gained through integration.

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      13 Note 3—Acquisitions (continued)    A summary of the transaction follows (in thousands): Consideration: Cash 200$ Recognized amounts of identifiable assets acquired and liabilities assumed: Property and equipment 60$ 60 Goodwill 140 200$ Innovative Detailing Services Ltd. On April 16, 2019, Banker Steel Company, L.L.C., through its wholly-owned subsidiary, Innovative Detailing Services Ltd., acquired substantially all of the operating assets of Innovative Detailing Services Inc. (“IDS”) for a total consideration of approximately $1,549,000. Located in Ontario, Canada, IDS provides steel detailing and design services to the steel erection industry. The Company’s acquisition of IDS expands its detailing capabilities and allows it to further integrate vertically, which management believes will allow the Company to better service its customers. The purchase was accounted for using the acquisition method of accounting and the results of operations have been included in the consolidated financial statements from the date of acquisition. The acquisition was financed with available cash. The total consideration for the acquisition of IDS has been allocated, in accordance with U.S. GAAP, among the acquired assets and assumed liabilities based upon fair values determined in accordance with U.S. GAAP and based upon a combination of independent appraisals and management’s estimates of those values. Goodwill is the excess of the acquisition price over the identified assets at fair value and includes the knowledge and experience of the workforce, synergies, and efficiencies gained through integration. Acquisition costs related to this acquisition were recorded in general and administrative expenses but were not material for this transaction. A summary of the transaction follows (in thousands): Consideration: Cash 1,549$ Recognized amounts of identifiable assets acquired and liabilities assumed: Accounts receivable 132$ 132 Goodwill 1,417 1,549$

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      14 Note 3—Acquisitions (continued)    Lynchburg Freight and Specialty L.L.C. On July 12, 2019, the Banker Steel Company, L.L.C. acquired substantially all of the operating assets of Lynchburg Freight and Specialty L.L.C. (“LFS”) for a total consideration of approximately $1,113,000. Located in Lynchburg, Virginia, LFS provides transportation and logistics services to the Company and certain unrelated entities on a fee for service basis. The Company’s acquisition of LFS expands its transportation capabilities and allows it to further integrate vertically, which management believes will allow the Company to better service its customers. The purchase was accounted for using the acquisition method of accounting and the results of operations have been included in the consolidated financial statements from the date of acquisition. The acquisition was financed with available cash. Goodwill is the excess of the acquisition price over the identified assets at fair value and includes the knowledge and experience of the workforce, as well as synergies and efficiencies gained through integration. The total consideration for the acquisition of LFS has been allocated, in accordance with U.S. GAAP, among the acquired assets and assumed liabilities based upon fair values determined in accordance with U.S. GAAP and based upon a combination of independent appraisals and management’s estimates of those values. Acquisition costs related to this acquisition were recorded in general and administrative expenses but were not material for this transaction. A summary of the transaction follows (in thousands): Consideration: Cash 1,113$ Recognized amounts of identifiable assets acquired and liabilities assumed: Accounts receivable and other assets 563$ Property and equipment 581 Accounts payable and other liabilities (331) Accrued expenses (11) Financial liabilities (390) 412 Goodwill 701 1,113$ Derr & Isbell Construction, L.L.C. On December 31, 2019, the Company acquired 100% of the membership interest in Derr & Isbell Construction, L.L.C. (“Derr”) for a total consideration of approximately $245,000. Located in Fort Worth, Texas, Derr provides construction engineering services, precast erection, structural steel erection, and related construction services to the steel erection industry. The Company’s acquisition of Derr expands its capabilities and allows it to take on more robust projects because of Derr’s location in the U.S.A. and due to the acquisition of Derr’s assembled workforce and fixed assets. Management believes this acquisition will allow the Company to better service its customers and will allow the Company to complete more large-scale jobs.

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      15 Note 3—Acquisitions (continued)    The purchase was accounted for using the acquisition method of accounting and the results of operations have been included in the consolidated financial statements from the date of acquisition. The acquisition was financed with available cash. Fees and expenses directly related to the acquisition in the amount of $426,000 were expensed as incurred and are included in general and administrative expenses within the consolidated statement of operations. The purchase includes the assumption of gross customer accounts and retainage receivables totaling $16,300,000. The Company estimates approximately $950,000 of these receivables will not be collected, and $10,200,000 are contingent on the settlement of an ongoing dispute. Management provisionally reserved for the full amount of these receivables pending further information on the most likely outcome. Therefore, the receivables were provisionally recorded at the estimated fair value of $5,150,000. During 2020, a settlement was reached and no adjustment was necessary to the fair value of the acquired receivables. The $10,200,000 and $950,000 in receivables noted above were effectively removed from the acquired receivables. Additionally, the purchase includes a contingent consideration arrangement that requires the Company to pay the former owners 50% of the net proceeds received on the above contingent receivables in excess of $100,000, less certain agreed-upon acquisition costs. As a result of the inability to estimate the most likely outcome, management provisionally recorded the fair value of the contingent consideration as $-0-. During 2020, a settlement was reached, and no adjustment was necessary to the fair value of the contingent consideration. The total consideration for the acquisition of Derr was provisionally allocated, in accordance with U.S. GAAP, among the acquired assets and assumed liabilities based upon fair values and based upon a combination of independent appraisals and management’s estimates of those values. During 2020, several adjustments were made to the allocation of acquired assets and assumed liabilities based on facts that existed at the acquisition date but were unknown at the time of the provisional allocation. A summary of the transaction with the provisional and final purchase price allocation follows (in thousands): Provisional  Final  Consideration: Cash paid of $245, net of cash acquired 75$ 75$ Recognized amounts of identifiable assets acquired and liabilities assumed: (in thousands) Financial assets 6,852$ 6,704$ Tradename 700 700 Property, plant, and equipment 1,150 1,150 Financial liabilities (18,739) (16,849) (10,037) (8,295) Goodwill 10,112 8,370 75$ 75$ As allowed for in ASC Topic 805, the above measurement period adjustments were recognized in the current period without revision to previously reported amounts.

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      16 Note 4—Concentrations of credit risk    Substantially all of the Company’s receivables are due from companies engaged in the construction industry. Generally, the Company has the right to attach a lien on the property which it has sold or installed materials or make a claim against a payment bond if one has been furnished on the job. The Company performs ongoing credit evaluation of its customers and generally does not require collateral. The Company maintains cash balances at several financial institutions in the United States. The Federal Deposit Insurance Corporation (“FDIC”) covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured limits. As of December 31, 2019, the Company did not have cash in excess of the FDIC insured limit. As of December 31, 2020, the Company had $4,285,000 in excess of the FDIC insured limit. The Company has not experienced significant losses in such accounts and does not believe it is exposed to any significant risk. Note 5—Costs and billings on uncompleted contracts    (in thousands) 2019 2020 Costs incurred on uncompleted contracts 1,291,183$ 1,142,820$ Estimated earnings 77,366 107,081 1,368,548 1,249,901 Less billings to date 1,374,393 1,290,081 (5,845)$ (40,180)$ Included in the accompanying consolidated balance sheets under the following captions: (in thousands) 2019 2020 Costs and estimated earnings in excess of billings on uncompleted contracts 9,151$ 15,806$ Billings in excess of costs and estimated earnings on uncompleted contracts (14,996) (55,986) (5,845)$ (40,180)$ Note 6—Property, plant, and equipment   Depreciation expense for the years ended December 31, 2019 and 2020 was $2,633,000 and $3,987,000, respectively.

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2020

Note 7—Intangible assets

Intangible assets, including goodwill, at December 31 consist of the following:

(in thousands)	2019	2020
Goodwill	$ 17,069	$ 17,069
Derr opening balance sheet adjustment		(1,746)
	$ 17,069	$ 15,323
Contract value (profit)	$ 980	$ 832
Accumulated amortization	-	(555)
	$ 980	$ 277
Contract value (loss)	$ -	$ (5,194)
Accumulated accretion	-	5,194
	$ -	$ -
Tradename	$ 700	$ 700
Accumulated amortization	-	(175)
	$ 700	$ 525
Trademark	$ 3,060	$ 3,060
Accumulated amortization	(2,722)	(2,835)
	$ 338	$ 225
Total goodwill and intangible assets	$ 21,809	$ 16,467
Total accumulated amortization	(2,722)	(116)
	$ 19,087	$ 16,350

The future scheduled amortization expense for intangible assets as of December 31, 2020 was as follows (in thousands):

Years Ending	Contract Value	Tradename	Trademark	Total
2021	$ 277	$ 175	$ 112	$ 564
2022	-	175	113	288
2023	-	175	-	175
	$ 277	$ 525	$ 225	$ 1,027

17

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      18 Note 8—Line of credit    The Company had a revolving credit line agreement maturing January 24, 2021, which permitted borrowings up to $30,000,000 and allowed the Company to issue letters of credit as needed up to certain pre-determined sub-limits. The interest rate on borrowings followed a rate schedule based upon the ratio of total debt to total earnings before interest, taxes, depreciation, and amortization. Loan pricing ranged from LIBOR plus 2.0% to 2.75%. The LIBOR rate at December 31, 2019 was 1.70%. The line was collateralized by substantially all of the Company’s assets including contracts receivable, inventory, and equipment. The agreement was further collateralized by the assignment of life insurance policies on the Company’s CEO. There was $18,892,000 of borrowings outstanding as of December 31, 2019. The revolving line of credit was refinanced in March 2020 with a new revolving line of credit agreement maturing March 31, 2024, which permits borrowings up to $50,000,000 and allows the Company to issue letters of credit as needed up to certain pre-determined sub-limits. The interest rate on borrowings follows a rate schedule based upon the ratio of total debt to total earnings before interest, taxes, depreciation, and amortization. Loan pricing ranges from a LIBOR floor of 0.75% plus 2.25% to 2.75%. The LIBOR rate at December 31, 2020 was 0.16%, and so the floor was used, for a total interest rate of 3%. The line is collateralized by substantially all of the Company’s assets including contracts receivable, inventory, and equipment. The agreement is further collateralized by the assignment of life insurance policies on the Company’s CEO. There was $-0- borrowings outstanding as of December 31, 2020. The Company acquired an additional promissory note agreement maturing February 29, 2020 through the acquisition of Derr & Isbell Construction, L.L.C., which permits borrowings up to $8,000,000. The interest rate on the loan is variable on a daily basis and is quoted as the prime rate in the most recently published issue of the Wall Street Journal (U.S. Edition) in the “Money rates” section. The interest rate payable on the outstanding balance of the line of credit agreement is an additional 3% on top of the previously mentioned prime rate. There was $5,547,000 of borrowings outstanding as of December 31, 2019. The line was subsequently extended through March 31, 2020, at which time all outstanding principal was paid and it was allowed to expire. The line of credit contains covenants which, among other things, require the Company to maintain certain financial covenants and places limitations on distributions and indebtedness. The Company met the required covenants during the years ended December 31, 2019 and 2020. Note 9—Accrued expenses and other liabilities    Accrued expenses and other liabilities consisted of the following as of December 31 (in thousands): 2019 2020 Deferred payroll taxes -$ 4,519$ Compensation (including union liabilities) 4,353 3,908 Sales tax payable 346 2,639 Insurance liability 2,805 2,352 Deferred gain on sale-leaseback 404 482 Self-insurance liabilities 500 350 Other 495 216 8,903$ 14,466$

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      19 Note 10—Notes payable and subordinated debt    Notes payable and long-term debt at December 31 consisted of the following: Final  (in thousands) Maturity 2019 2020 Secured Debt: Note payable, bank, interest of 5.125%, payable $83,333 monthly plus interest, collateralized with substantially all Company assets. 2020 $ 95 * Note payable, bank, interest of 4.49%, payable $964 monthly which includes interest, collateralized with equipment. 2020 2 * Note payable, bank, interest of 4.49%, payable $2,015 monthly which includes interest, collateralized with equipment. 2020 24 * Note payable, bank, interest of 4.49%, payable $404 monthly which includes interest, collateralized with equipment. 2020 16 * Note payable, bank, interest of 4.49%, payable $6,723 monthly which includes interest, collateralized with equipment. 2020 277 * Note payable, bank, interest of 4.49%, payable $478 monthly which includes interest, collateralized with equipment. 2020 20 * Note payable, bank, interest of 4.49%, payable $2,361 monthly which includes interest, collateralized with equipment. 2020 45 * Note payable, bank, interest of 4.600%, payable $85,000 quarterly plus interest, collateralized with equipment. 2020 2,125 * Note payable, bank, interest of 4.490%, payable $3,577.49 monthly which includes interest, collateralized with substantially all Company assets. 2020 174 * Note payable, bank, interest of 5.390%, payable $2,045.28 monthly which includes interest, collateralized with equipment. 2020 40 * Note payable, bank, interest of 5.990%, payable $575.19 monthly which includes interest, collateralized with substantially all Company assets. 2020 28 * Note payable, bank, interest of 5.360%, payable $32,362.24 monthly which includes interest, collateralized with equipment. 2020 1,237 * Note payable, bank, interest of 4.00%, payable $52,498 monthly which includes interest, collateralized with equipment. 2020 2,634 * *Paid in full as of December 31, 2020

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2020

Note 10—Notes payable and subordinated debt (continued)

	Final Maturity	2019	2020
Note payable, bank, interest of 4.97%, payable $62,068 monthly which includes interest, collateralized with equipment.	2020	$ 2,178	*
Note payable, bank, interest of 4.625%, payable $3,200 monthly plus interest, collateralized with equipment.	2023	518	480
Note payable, bank, interest of 4.09%, payable $20,844 monthly which includes interest, collateralized with equipment.	2024	1,095	887
Note payable, bank, interest of 4.100%, payable $64,153 monthly which includes interest, collateralized with equipment.	2024	3,476	2,837
Note payable, finance company, interest of 5.52%, payable $64,153 monthly which includes interest, collateralized with equipment.	2024	-	86
Note payable, bank, interest of 3.970%, payable $32,804.04 monthly which includes interest, collateralized with equipment.	2025	1,783	1,454
Note payable, bank, interest of 3.500%, payable $750,000 monthly which includes interest, collateralized with substantially all Company assets.	2025	-	12,750
*Paid in full as of December 31, 2020		15,767	18,494
Subordinated Debt:			
Unsecured note payable, interest of 11.00%, interest only due to one of the members.	2024	6,267	6,267
		6,267	6,267
		22,034	24,761
Less current maturities		3,993	4,267
Total secured and subordinated debt		$ 18,041	$ 20,494

Aggregate principal payments at December 31, 2020 on long-term debt were scheduled as follows:

(in thousands) Years Ending December 31,	Notes Payable, Secured	Notes Payable, Subordinated	Total
2021	$ 4,267	$ -	$ 4,267
2022	4,337	-	4,337
2023	4,737	-	4,737
2024	4,390	6,267	10,657
2025	763	-	763
	$ 18,494	$ 6,267	$ 24,761

20

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      21 Note 11—Sale‐leaseback transaction   During the year ended December 31, 2018, Banker Steel Company, L.L.C. completed a transaction under which it sold its corporate headquarters and three of its fabrication facilities to an unrelated third party with the intention of leasing the facilities back from the purchaser for active use in its business. Net proceeds from the sale, all of which were cash, were approximately $15,713,000. The terms and provisions of the transaction demonstrate the buyer’s initial and continuing investment in the property and the transfer of all of the risk and rewards of ownership as demonstrated by the absence of any continuing involvement by the seller. The Company has accounted for the transaction in accordance with the sale-leaseback provisions of ASC 840-40-20, whereby the properties have been removed from the Company’s balance sheet and the Company has recognized a gain of approximately $9,632,000, all of which has been deferred. Concurrent with the sale, the Company entered into an agreement to lease the properties back from the purchaser over an initial lease term of 20 years. The master lease agreement for the properties includes an initial lease term of 20 years and (four) five-year renewal options. The Company evaluated the terms and conditions of the lease, on an asset-by-asset basis, and has classified the leases as operating leases. The deferred gain on this transaction includes both a current and noncurrent portion, with the current portion based on the amount expected to amortize over the next 12 months. The current and noncurrent portions are included in accrued expenses and other liabilities and deferred gain, respectively, in the accompanying consolidated balance sheets. Note 12—Operating leases    At December 31, 2020, the Company was leasing certain equipment and real estate under operating leases with future minimum rental payments as follows (in thousands): Years Ending December 31, Amount 2021 5,165$ 2022 4,235 2023 3,813 2024 3,045 2025 3,064 Thereafter 22,797 42,119$ Total rental expense for the years ended December 31, 2019 and 2020 was approximately $5,306,000 and $7,111,000 respectively.

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      22 Note 13—Related party transactions    The Company utilizes the services of Banker Aviation, L.L.C. (“Aviation”). Aviation provides transportation services to the Company and outside third parties. One of the Company’s members owns Aviation. The Company incurred expenses of approximately $1,222,000 and $1,867,000, respectively, for the years ended December 31, 2019 and 2020 with Aviation. The Company has a subordinated note payable to one of its members. The note is in the amount of $6,267,000 and bears interest at 11% maturing in 2024. Annual interest paid for December 31, 2019 and 2020 was $689,000 in both years. Two of the Company’s members issued a total of $2,500,000 in letters of credit in favor of the Company’s sureties, and are charging the Company, for these outstanding amounts, an annual fee equal to 15% of the average outstanding face amount. Additionally, the members are charging the Company a 3.5% renewal fee. Payment of the fees is subordinate in right-of-payment to any and all obligations of the Company’s primary lender. Total fees charged to the Company by the two members for 2019 and 2020 amounted to approximately $463,000 and $326,000, respectively. As of December 31, 2019 and 2020, approximately $81,000 and $-0- of fees were accrued but not yet paid. These letters of credit expired on September 30, 2020. In addition, the Company has issued $5,000,000 of letters of credit to its sureties. As of December 31, 2019 and 2020, there were no draws on any of the letters of credit. Note 14—Retirement plan    The Company has a 401(k) profit-sharing plan covering substantially all employees other than certain employees covered by a collective bargaining agreement. Under the plan, participating employees may elect to reduce their compensation, not to exceed the maximum limitation allowed by the Internal Revenue Code (“IRC”), with such amount being contributed to the plan for their benefit. The Company contributes to the employees’ accounts an amount equal to 100% of the first 3% of each participant’s compensation contributed, plus an additional 50% of each participant’s compensation contributed over 3% but not over 5%, provided total contributions by the Company do not exceed the maximum amount deductible under the IRC. Contributions to the plan totaled approximately $933,000 and $962,000, respectively, for the years ended December 31, 2019 and 2020. The Company can also make a discretionary contribution in an amount determined annually by the Company. There were no discretionary contributions made during 2019 or 2020. Note 15—Income taxes    The Company is treated as a partnership for federal and state income tax purposes. In addition, the Company’s subsidiaries are disregarded entities for federal and state income tax purposes. Consequently, federal and state income taxes are not payable, or provided for, by the Company. Members are taxed individually on their share of the Company’s earnings. The Company’s net income is allocated among the members in accordance with the operating agreement of the Company. Accordingly, the consolidated financial statements do not reflect a provision for income taxes. Management has evaluated the effect of the guidance provided in FASB ASC 740, Income Taxes. Management has evaluated all tax positions that could have a significant effect on the consolidated financial statements and determined the Company has no uncertain income tax positions at December 31, 2019 or 2020.

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      23 Note 16—Supplemental cash flow information    Cash paid for interest was approximately $2,487,000 and $3,044,000, respectively, for the years ended December 31, 2019 and 2020. During the years ended December 31, 2019 and 2020, the Company purchased capital assets of $ 2,495,000 and $102,000, respectively, through issuance of term note agreements. Note 17—Limited liability company    The Company is a limited liability company and, accordingly, no member, manager, agent, or employee of the Company shall be personally liable for the debts, obligations, or liabilities of the Company, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member, director, manager, agent, or employee of the Company, unless the individual has signed a specific personal guarantee. Note 18—Commitments and contingent liabilities    In the normal course of its operations, the Company is, from time to time, party to various disputes and litigation, including some that it has asserted against others. These matters generally relate to the Company’s contracts, on various projects, for fabrication and erection of steel. Although the ultimate resolution of any of these matters is inherently unpredictable, management of the Company does not presently believe the outcome of any of these matters would have a material, adverse impact on the Company’s consolidated financial position, results of operations, or cash flows. Through its wholly-owned subsidiaries, Derr & Isbell Construction, L.L.C.; NYC Constructors, L.L.C.; and Banker Steel NJ, L.L.C.; the Company has entered into an international ironworkers’ agreement covering approximately 300 employees, a separate six-year collective bargaining agreement covering approximately 200 employees, and a separate five-year collective bargaining agreement covering approximately 100 employees. During the years ended December 31, 2019 and 2020, approximately 44% of the Company’s employees are represented by unions and covered by an international agreement and collective bargaining agreements. Note 19—Self‐insurance    As of December 31, 2020, the Company is self-insured for claims up to $150,000 on each employee and approximately $5,658,000 in aggregate claims during a policy year. The Company maintains an accrual for these costs based on claims filed and an estimate of claims incurred but not reported or paid, based upon historical data and management estimate. The accrued liability was $500,000 and $350,000, respectively, as of December 31, 2019 and 2020. Note 20—Changes in estimates    Accounting for contracts using the percentage-of-completion method requires management to make significant estimates with respect to contract values and costs to complete. Based upon the extended amount of time it takes to complete many of the Company’s contracts, an estimate of total revenues and expenses at completion is a complex process and, accordingly, is subject to change. During 2020, significant changes in estimates were identified (positive and negative). A significant increase in estimated profit for three jobs resulted in a favorable catch-up adjustment of $8.5M in 2020. Conversely, a decrease in estimated profit for two jobs resulted in a combined unfavorable catch-up adjustment of ($6.1M). The net significant change in estimate at December 31, 2020 was favorable adjustment of $2.4M. During 2019, there were no significant changes in estimates.

BANKER STEEL HOLDCO, L.L.C. AND SUBSIDIARIES  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    DECEMBER 31, 2019 AND 2020      24 Note 21—Risks and uncertainties    In January 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses have created disruption in global supply chains and adversely impacted many industries. Although it is not possible to reliably estimate the length or severity of this outbreak and hence its financial impact, any significant disruptions to customer orders or production capacity caused by COVID-19 would result in a loss of sales and profits and other material, adverse effects. Note 22—Subsequent events    Management has evaluated subsequent events through July 29, 2021, which is the date the consolidated financial statements were available to be issued. On May 27, 2021 the Company was sold to DBM Global, Inc., a subsidiary of HC2 Holdings, Inc.